UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 26, 2015

KTL BAMBOO INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-191545	80-0884221
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Mayakovskogo Street, Birobidjan, Russia	679016
(Address of principal executive offices)	(Zip Code)

(775) 241-8308

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported in a Current Report on Form 8-K we filed with the Securities and Exchange Commission on March 20, 2015, on March 18, 2015 we filed Amended and Restated Articles of Incorporation and a Certificate of Change with the Nevada Secretary of State, pursuant to which, effective as of March 20, 2015, we (a) changed our name from Spacepath Inc. to KTL Bamboo International Corp. (the “Name Change”), (b) increased the number of our authorized shares of capital stock from 75,000,000 shares, consisting of (i) 70,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and (ii) 5,000,000 of preferred stock, par value $0.001 per share (“Preferred Stock”), to 310,000,000 shares, consisting of (i) 300,000,000 shares of Common Stock and (ii) 10,000,000 shares of Preferred Stock (the “Share Increase”), and (c) effected a reverse stock split of our Common Stock at a rate of 1-for-2, with the result that our 5,000,000 shares of Common Stock outstanding immediately prior to the reverse stock split were converted into 2,500,000 shares of Common Stock outstanding immediately thereafter (the “Reverse Stock Split”).

On March 24, 2015, the Financial Industry Regulatory Authority (“FINRA”) notified us that the Name Change and the Reverse Stock Split would take effect in the over-the-counter market at the start of business on March 26, 2015 (the “Effective Date”). At the open of trading on the Effective Date, our trading symbol changed from “STXY” to “STXYD”. The D will be removed twenty (20) business days from the Effective Date, at which time the new symbol will be “KTLC”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KTL BAMBOO INTERNATIONAL CORP.

Date: March 31, 2015	By:	/s/ Andrey Zasoryn
Name: Andrey Zasoryn Title: President